STRUCTURED INVESTMENTS

Client Strategy Guide: January 2013 Offerings

Free Writing Prospectus
Dated January 11, 2013
Registration Statement No. 333-178081
Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley
Client Strategy Guide: January 2013 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings

Offerings with terms of 18 months or less

Enhanced Yield	.... page 6 .... page 7
Leveraged Performance	.... page 8 .... page 9 PLUS℠ based on the iShares® MSCI Emerging Markets Index Fund (EEM) by Morgan Stanley .... page 10 .... page 11

Strategic Offerings

Offerings with terms of more than 18 months

Enhanced Yield	Contingent Income Auto-Callable Securities based on Starbucks Corporation (SBUX) by Morgan Stanley .... page 12 Contingent Income Auto-Callable Securities based on JPMorgan Chase & Co. (JPM) by Morgan Stanley .... page 13 Contingent Income Auto-Callable Securities based on S&P 500® Index (SPX) With 2-Year Initial Non-Call Period by Morgan Stanley .... page 14
Leveraged Performance	.... page 15 Buffered PLUS℠ based on the EURO STOXX 50® Index (SX5E) by Morgan Stanley .... page 16 Dual Directional Trigger PLUS℠ based on the iShares® FTSE China 25 Index Fund (FXI) by Morgan Stanley .... page 17 Enhanced Trigger Jump Securities based on the S&P 500® Index (SPX) by Morgan Stanley .... page 18
Market-Linked Deposits - FDIC Insured	.... page 19

Selected Risks & Considerations .... page 20

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2013

Client Strategy Guide: January 2013 Offerings
                                                                          Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley Wealth Management through the date when the ticketing closes for each offering. Morgan Stanley Wealth Management or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market
-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

[]   For Registered Offerings Issued by Morgan Stanley:      Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Wealth Management will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley. com or by calling your Financial Advisor.

The securities described herein (other than the market -linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market -Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market -Linked Certificate of Deposit, please contact your Morgan Stanley Financial Advisor or call the toll-free number
1-800-584-6837.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings Page 4

Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include:

o Varying levels of exposure to potential capital appreciation or depreciation

o Returns based on a defined formula

o Variety of underlying assets, including equities, commodities, currencies and interest rates

o Minimum investment of $1,000, unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured
Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Market -Linked Deposits -- FDIC Insured, Market -Linked
Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged
Performance and Access.

Market-Linked Deposits -- FDIC Insured combine the repayment of all                  []   May be appropriate for investors who do not require periodic
principal at maturity, subject to applicable FDIC insurance limits and issuer             interest payments, are concerned about principal at risk, and who
credit risk, with the potential for capital appreciation based on the                     are willing to forgo some upside in exchange for the repayment of
performance of an underlying asset.                                                       all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.
Market-Linked Notes combine the repayment of all principal at maturity               []   May be appropriate for investors who do not require periodic
subject to issuer credit risk, with the potential for capital appreciation based          interest payments, are concerned about principal at risk, do not
on the performance of an underlying asset. Market-Linked Notes do not                     require FDIC insurance on their investment, and who are willing to
have the benefit of FDIC insurance.                                                       forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.
Partial Principal at Risk Securities combine the repayment of some                   []   May be appropriate for investors who do not require periodic
principal at maturity, subject to issuer credit risk, with the potential for capital      interest payments, are concerned about principal at risk, do not
appreciation based on the performance of an underlying asset.                             require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.
Enhanced Yield Investments seek to potentially generate current income               []   May be appropriate for investors who are willing to forgo some or all
greater than that of a direct investment in an underlying asset with the                  of the appreciation in the underlying asset and assume full
investor accepting full exposure to the downside with limited or no                       downside exposure to the underlying asset in exchange for
opportunity for capital appreciation.                                                     enhanced yield in the form of above-market interest payments.
Leveraged Performance Investments allow investors the possibility of                 []   May be appropriate for investors who expect only modest changes
capturing enhanced returns relative to an underlying asset's actual                       in the value of the underlying asset and who are willing to give up
performance within a given range of performance in exchange for giving up                 appreciation on the underlying asset that is beyond the
returns above the specified cap, in addition to accepting full downside                   performance range, and bear the same or similar downside risk
exposure to the underlying asset.                                                         associated with owning the underlying asset.
Access Investments provide exposure to a market sector, asset class,                 []   May be appropriate for investors interested in diversification of, and
theme or investment strategy that may not be easily accessible to an                      exposure to, difficult to access underlying asset classes, market
individual investor by means of traditional investments.                                  sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings Page 6

[Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted] [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings                                 Page 7
                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings                                 Page 8
                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings                                 Page 9
                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Morgan Stanley

Client Strategy Guide: January 2013 Offerings Page 10

Opportunities in International Equities

Leveraged Performance

PLUS[SM] based on the iShares® MSCI Emerging Markets Index Fund (EEM)

Strategy Overview

- Leveraged exposure within a certain range of positive share performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- May be appropriate for investors anticipating moderate appreciation of the iShares® MSCI Emerging Markets Index Fund and seeking enhanced returns within a certain range of positive share performance, in exchange for an appreciation potential limited by the maximum payment at maturity

Risk Considerations

- ✔ All principal is at risk under the terms of the PLUS
- ✔ Full downside exposure to the iShares® MSCI Emerging Markets Index Fund
- ✔ Appreciation potential is limited to the maximum payment at maturity
- ✔ Does not provide for current income; no interest payments
- ✔ Risks associated with emerging markets securities

The PLUS are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the underlying shares have **increased** in price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying shares, subject to the maximum payment at maturity. However, if the underlying shares have **decreased** in price, investors will lose 1% for every 1% decline. The PLUS are for investors who seek an equity fund-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the underlying shares. **Investors may lose their entire initial investment in the PLUS**. The PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. **All payments on the PLUS are subject to the credit risk of Morgan Stanley.**

Issuer	Morgan Stanley
Underlying Shares	Shares of the iShares® MSCI Emerging Markets Index Fund (EEM)
Maturity Date	February , 2014 (approximately 13 months)
Leverage Factor	300%
Payment at Maturity	• If the Final Share Price is *greater than* the Initial Share Price, $10 + Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* • If the Final Share Price is *less than or equal to* the Initial Share Price, $10 × Share Performance Factor *This amount will be less than or equal to the Stated Principal Amount of $10.*
Leveraged Upside Payment	$10 × Leverage Factor × Share Percent Increase
Share Percent Increase	(Final Share Price – Initial Share Price) / Initial Share Price
Initial Share Price	The closing value of one Underlying Share on the Pricing Date
Final Share Price	The closing value of one Underlying Share on the Valuation Date *times* the Adjustment Factor on such date
Adjustment Factor	1.0, subject to adjustment in the event of certain events affecting the Underlying Shares
Valuation Date	February , 2014, subject to postponement for non-trading days and certain market disruption events
Maximum Payment at Maturity	$11.40 to $11.70 per PLUS (114% to 117% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the Pricing Date.
Share Performance Factor	Final Share Price / Initial Share Price
Issue Price/Stated Principal Amount	$10 per PLUS
Listing	The PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday, January 30, 2013

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

January 2013

Client Strategy Guide: January 2013 Offerings                                 Page 11
                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings Page 12

Opportunities in U.S. Equities

Enhanced Yield [] Contingent Income Auto-Callable Securities based on Starbucks Corporation (SBUX)

         []  Potential yield enhancement strategy for investors with a range-bound view on Starbucks Corporation
         []  Opportunity to receive a contingent quarterly payment, provided that the underlying stock closes at or above the predetermined downside threshold level on the related determination date
Strategy []  The securities will be automatically redeemed for par plus the contingent coupon payment if, on any determination
Overview     date, the closing price of the underlying stock is at or above the initial share price
         []  The securities provide repayment of principal at maturity but only if the underlying stock closes at or above the predetermined downside threshold level on the final determination date

                    [] All principal is at risk under the terms of the securities
                    [] Investors will not participate in any appreciation of the underlying stock and the return on the securities will be limited to the contingent
Risk Considerations    quarterly payments earned during the term of the securities
                    [] Contingent quarterly payments may be zero for some or all quarterly periods
                    [] All payments are subject to the credit risk of the issuer

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to
2.2375% to 2.7375% of the stated principal amount, but only with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 75% of the initial share price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment.
However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be either (i) the stated
principal amount and any contingent quarterly payment or (ii) a number of shares of the underlying stock, or at our option the cash value thereof, that will be significantly less than the principal amount of the securities if the closing price of the underlying stock is below the downside threshold level on the final determination date. Moreover, if on any determination date the closing price of the underlying stock is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, or the cash value thereof, that are worth significantly less than the stated
principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of Morgan Stanley, issued as part of Morgan
Stanley's Series F Global Medium -Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer                              Morgan Stanley
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Stock                    Starbucks Corporation (SBUX) common stock
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                       January , 2016 (approximately 3 years)
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    If, on any of the first eleven Determination Dates, the Determination Closing Price of the Underlying Stock is greater than or equal to the Initial Share Price, the securities will be automatically redeemed for an
Early Redemption                    Early Redemption Payment on the third business day following the related Determination Date.
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Early Redemption Payment            The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the related Determination Date.
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Determination Closing Price         The closing price of the Underlying Stock on any Determination Date other than the Final Determination Date times the Adjustment Factor on such Determination Date
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    [] If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is greater than or equal to the Downside Threshold Level, the issuer will pay a Contingent Quarterly
                                    Payment of $0.22375 to $0.27375 (2.2375% to 2.7375% of the Stated Principal Amount) per security on the related Contingent Payment Date. The actual Contingent Quarterly Payment will be determined on
Contingent Quarterly Payment        the Pricing Date.
                                    [] If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is less than the Downside Threshold Level, no Contingent Quarterly Payment will be made with respect to that Determination Date.
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Determination Dates                 April , 2013, July , 2013, October , 2013, January , 2014, April , 2014, July , 2014, October , 2014, January , 2015, April , 2015, July , 2015, October , 2015 and January , 2016, subject to postponement for non-
                                    trading days and certain market disruption events. January , 2016 is also referred to as the Final Determination Date.
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Contingent Payment Dates            With respect to each Determination Date other than the Final Determination Date, the third business day after the related Determination Date. The payment of the Contingent Quarterly Payment, if any, with respect to the Final Determination Date will be made on the Maturity Date.
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    [] If the Final Share Price is greater than or equal to the Downside Threshold Level: (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the Final Determination Date
Payment at Maturity                 [] If the Final Share Price is less than the Downside Threshold Level: (i) a number of shares of the Underlying Stock equal to the product of the Exchange Ratio and the Adjustment Factor, each as of the Final
                                    Determination Date, or (ii) at the issuer's option, the cash value of such shares as of the Final Determination Date
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Share Price                 The closing price of the Underlying Stock on the Pricing Date
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Share Price                   The closing price of the Underlying Stock on the Final Determination Date times the Adjustment Factor on such date
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Exchange Ratio                      The Stated Principal Amount divided by the Initial Share Price
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Adjustment Factor                   1.0, subject to adjustment in the event of certain corporate events affecting the Underlying
 Stock
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Downside Threshold Level            75% of the Initial Share Price
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount $10 per security
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Listing                             The securities will not be listed on any securities exchange.
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for ticketing on Tuesday, January 22, 2013

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment. This material was not prepared by the Research Departments of Morgan Stanley Smith
Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and you
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings Page 13

Opportunities in U.S. Equities

Enhanced Yield [] Contingent Income Auto-Callable Securities based on JPMorgan Chase and Co. (JPM)

         []  Potential yield enhancement strategy for investors with a range-bound view on JPMorgan Chase and Co.
         []  Opportunity to receive a contingent quarterly payment, provided that the underlying stock closes at or above the predetermined downside threshold level on the related determination date
Strategy []  The securities will be automatically redeemed for par plus the contingent coupon payment if, on any determination
Overview     date, the closing price of the underlying stock is at or above the initial share price
         []  The securities provide repayment of principal at maturity but only if the underlying stock closes at or above the predetermined downside threshold level on the final determination date

                    [] All principal is at risk under the terms of the securities
                    [] Investors will not participate in any appreciation of the underlying stock and the return on the securities will be limited to the contingent
Risk Considerations    quarterly payments earned during the term of the securities
                    [] Contingent quarterly payments may be zero for some or all quarterly periods
                    [] All payments are subject to the credit risk of the issuer

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to
2.0875% to 2.5875% of the stated principal amount, but only with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 75% of the initial share price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment.
However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be either (i) the stated
principal amount and any contingent quarterly payment or (ii) a number of shares of the underlying stock, or at our option the cash value thereof, that will be significantly less than the principal amount of the securities if the closing price of the underlying stock is below the downside threshold level on the final determination date. Moreover, if on any determination date the closing price of the underlying stock is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, or the cash value thereof, that are worth significantly less than the stated
principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of Morgan Stanley, issued as part of Morgan
Stanley's Series F Global Medium -Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer                              Morgan Stanley
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Stock                    JPMorgan Chase and Co. (JPM) common stock
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                       January , 2016 (approximately 3 years)
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    If, on any of the first eleven Determination Dates, the Determination Closing Price of the Underlying Stock is greater than or equal to the Initial Share Price, the securities will be automatically redeemed for an
Early Redemption                    Early Redemption Payment on the third business day following the related Determination Date.
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Early Redemption Payment            The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the related Determination Date.
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Determination Closing Price         The closing price of the Underlying Stock on any Determination Date other than the Final Determination Date times the Adjustment Factor on such Determination Date
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    [] If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is greater than or equal to the Downside Threshold Level, the issuer will pay a Contingent Quarterly
                                    Payment of $0.20875 to $0.25875 (2.0875% to 2.5875% of the Stated Principal Amount) per security on the related Contingent Payment Date. The actual Contingent Quarterly Payment will be determined on
Contingent Quarterly Payment        the Pricing Date.
                                    [] If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is less than the Downside Threshold Level, no Contingent Quarterly Payment will be made with respect to that Determination Date.
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Determination Dates                 April , 2013, July , 2013, October , 2013, January , 2014, April , 2014, July , 2014, October , 2014, January , 2015, April , 2015, July , 2015, October , 2015 and January , 2016, subject to postponement for non-
                                    trading days and certain market disruption events. January , 2016 is also referred to as the Final Determination Date.
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Contingent Payment Dates            With respect to each Determination Date other than the Final Determination Date, the third business day after the related Determination Date. The payment of the Contingent Quarterly Payment, if any, with respect to the Final Determination Date will be made on the Maturity Date.
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    [] If the Final Share Price is greater than or equal to the Downside Threshold Level: (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the Final Determination Date
Payment at Maturity                 [] If the Final Share Price is less than the Downside Threshold Level: (i) a number of shares of the Underlying Stock equal to the product of the Exchange Ratio and the Adjustment Factor, each as of the Final
                                    Determination Date, or (ii) at the issuer's option, the cash value of such shares as of the Final Determination Date
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Share Price                 The closing price of the Underlying Stock on the Pricing Date
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Share Price                   The closing price of the Underlying Stock on the Final Determination Date times the Adjustment Factor on such date
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Exchange Ratio                      The Stated Principal Amount divided by the Initial Share Price
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Adjustment Factor                   1.0, subject to adjustment in the event of certain corporate events affecting the Underlying Stock
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Downside Threshold Level            75% of the Initial Share Price
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount $10 per security
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Listing                             The securities will not be listed on any securities exchange.
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for ticketing on Tuesday, January 22, 2013

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment. This material was not prepared by the Research Departments of Morgan Stanley Smith
Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and you
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings Page 14

Opportunities in U.S. Equities

Enhanced Yield   [] Contingent Income Auto-Callable Securities based on SandP 500([R]) Index (SPX) With 2-Year Initial Non-Call Enhanced Yield Period

         []  Potential yield enhancement strategy for investors with a range-bound view on SandP 500([R]) Index
         []  Opportunity to receive a contingent quarterly coupon, provided that the underlying index closes at or above the predetermined barrier level on the related observation date
Strategy []  The securities will be automatically redeemed, following the initial 2-year non-call period, for par plus the contingent coupon
Overview     payment if, on any redemption determination date, the closing value of the underlying index is at or above the initial index value
         []  The securities provide repayment of principal at maturity but only if the underlying index closes at or above the predetermined barrier level on the final observation date

                    [] All principal is at risk under the terms of the securities
                    [] Investors will not participate in any appreciation of the underlying index and the return on the securities will be limited to the contingent quarterly coupons earned during the term of the securities
Risk Considerations [] Contingent quarterly coupons may be zero for some or all quarterly periods
                    [] The securities cannot be called in the first 2 years after issuance
                    [] All payments are subject to the credit risk of the issuer

The securities offered are senior unsecured obligations of Morgan Stanley and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of the
SandP 500([R]) Index is at or above the barrier level on the related observation date. If, however, the index closing value is less than the barrier level on any observation date, we will pay no interest for the related quarterly period. In addition, starting on the second anniversary of the original issue date, the securities will be automatically redeemed if the index closing value is greater than or equal to the initial index value on any annual redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the barrier level, the payment at maturity will also be the sum of the stated principal amount and the related contingent quarterly payment. If, however, the final index value is less than the barrier level, investors will be exposed to the decline in the underlying index on a 1 to 1 basis and will receive a payment at maturity that is less than 75% of the stated
principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly payment throughout the 7-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest over the 7-year term with no possibility of being called out of the securities until after the initial 2-year non-call period. Investors will not participate in any appreciation of the SandP 500([R]) Index. The securities are senior notes issued as part of Morgan Stanley's Series F Global Medium -Term
Notes program. All payments on the securities are subject to the credit risk of
Morgan Stanley.

Issuer                              Morgan Stanley
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                    SandP 500([R]) Index (SPX)
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                       January , 2020 (approximately 7 years)
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    The securities are not subject to automatic early redemption until approximately two years after the original issue date. Following this initial 2-year non-call period, if, on any Redemption Determination Date,
Early Redemption                    beginning on the third business day preceding January , 2015, the index closing value is greater than or equal to the Initial Index Value, the securities will be automatically redeemed for the Early Redemption
                                    Payment on the related Early Redemption Date.
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Early Redemption Payment            The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount for each security you hold plus (ii) the Contingent Quarterly Coupon with respect to the related Observation Date.
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Redemption Determination Dates      Annually, on the third business day preceding each scheduled Early Redemption Date, subject to postponement for non-index business days and certain market disruption events.
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    Starting on January , 2015, annually, on the day of each January; provided that if any such day is not a business day, that Early Redemption Payment will be made on the next succeeding business day and
Early Redemption Dates              no adjustment will be made to any Early Redemption Payment on that succeeding business day
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    A contingent coupon of 6.50% to 8.50% per annum will be paid on the securities on each Coupon Payment Date but only if the index closing value of the Underlying Index is at or above the Barrier Level on the related Observation Date. The actual Contingent Quarterly Coupon will be determined on the Pricing Date.
Contingent Quarterly Coupon         If on any Observation Date, the index closing value is less than the Barrier Level, Morgan Stanley will pay no coupon for the applicable quarterly period. It is possible that the Underlying Index will remain below the Barrier Level for extended periods of time or even throughout the entire 7-year term of the securities so that you will receive few or no Contingent Quarterly Coupons.
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Barrier Level                       75% of the Initial Index Value
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    Quarterly, on the day of each January, April, July and October, beginning April , 2013; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business
Coupon Payment Dates                day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the Contingent Quarterly Coupon, if any, with respect to the Final Observation Date shall be paid on the Maturity Date.
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    The third business day preceding each scheduled Coupon Payment Date, beginning with the April , 2013 Coupon Payment Date, subject to postponement for non-index business days and certain market
Observation Dates                   disruption events
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    [] If the Final Index Value is greater than or equal to the Barrier Level: (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Coupon with respect to the Final Observation Date
Payment at Maturity                 [] If the Final Index Value is less than the Barrier Level: (i) the Stated Principal Amount multiplied by (ii) the Index Performance Factor
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                 The index closing value of the Underlying Index on the Pricing Date
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                   The index closing value of the Underlying Index on the Final Observation Date
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Performance Factor            Final Index Value divided by the Initial Index Value
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount $1,000 per security
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
No listing                          The securities will not be listed on any securities exchange.
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for ticketing on Wednesday, January 30, 2013

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment. This material was not prepared by the Research Departments of Morgan Stanley Smith
Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and you
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings                                 Page 15
                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings Page 16

Opportunities in International Equities

Leveraged Performance [] Buffered PLUS(SM) based on the EURO STOXX 50([R]) Index (SX5E)

         []  Leveraged exposure to the EURO STOXX 50([R]) Index up to the maximum payment at maturity, with full downside exposure to the extent a decline in the EURO STOXX 50([R]) Index exceeds the buffer amount at maturity
Strategy []  May be appropriate for investors who anticipate moderate appreciation of the EURO STOXX 50([R])
Overview     Index and are willing to forgo some upside exposure compared to a PLUS without a buffer, in the form of less leverage and/or a lower maximum payment at maturity, for limited protection against depreciation of the underlying index

               [] 90% of principal is at risk under the terms of the Buffered PLUS
               [] Full downside exposure to the EURO STOXX 50([R]) Index beyond the buffer amount
Risk           [] Appreciation potential is limited by the maximum payment at maturity
Considerations [] Does not provide for current income; no interest payments
               [] Risks associated with investments in securities linked to the value of foreign equity securities

The Buffered PLUS offered are senior unsecured obligations of Morgan Stanley, will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus upside performance of the underlying index, subject to the maximum payment at maturity. If the underlying index has depreciated in value, but the underlying index has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par. If the underlying index has declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 90% of the stated
principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the underlying index. The Buffered PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium -Term
Notes program. All payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer                              Morgan Stanley
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                    EURO STOXX 50([R]) Index (SX5E)
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                       January , 2015 (approximately 2 years)
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Leverage Factor                     200%
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Buffer Amount                       10%
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                 []  If the Final Index Value is greater than the Initial Index Value:
                                        $10 + the Leveraged Upside Payment
                                    In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.
                                    []  If the Final Index Value is less than or equal to the Initial Index Value but has decreased from the Initial Index Value by an amount less than or equal to the Buffer Amount of 10%:
                                        $10
                                    []  If the Final Index Value is less than the Initial Index Value and has decreased from the Initial Index Value by an amount greater than the Buffer Amount of 10%:
                                        ($10 x the Index Performance Factor) + $1
                                    This amount will be less than the Stated Principal Amount of $10. However, under no circumstances will the Payment at Maturity be less than $1 per Buffered PLUS.
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Leveraged Upside Payment            $10 x Leverage Factor x Index Percent Increase
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Percent Increase              (Final Index Value -- Initial Index Value) / Initial Index Value
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                 The closing value of the Underlying Index on the Pricing Date
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                   The closing value of the Underlying Index on the Valuation Date
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                      January , 2015, subject to postponement for non-index business days and certain market disruption events
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Performance Factor            Final Index Value / Initial Index Value
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maximum Payment at Maturity         $12.90 to $13.30 per Buffered PLUS (129% to 133% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the Pricing Date.
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Minimum Payment at Maturity         $1 per Buffered PLUS (10% of the Stated Principal Amount)
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount $10 per Buffered PLUS
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Listing                             The Buffered PLUS will not be listed on any securities exchange.
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for ticketing on Wednesday, January 30, 2013
----------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment. This material was not prepared by the Research Departments of Morgan Stanley Smith
Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and you
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings Page 17

Opportunities in U.S. Equities

Leveraged Performance [] Dual Directional Trigger PLUS(SM) based on the iShares([R]) FTSE China 25 Index Fund (FXI)

         []  Capped leveraged exposure to and limited protection against negative performance of the underlying shares
         []  Leverage feature only applies if the underlying shares appreciate
Strategy []  Unleveraged positive return for a certain range of negative performance of the underlying shares from the pricing date to the valuation date only if the underlying shares close at or above the
Overview     specified trigger level on the valuation date
         []  May be appropriate for investors who wish to outperform the underlying shares in a moderately bullish scenario or obtain an unleveraged positive return for a limited range of negative performance

               [] All principal is at risk under the terms of the Dual Directional Trigger PLUS
               [] Full downside exposure to the underlying shares without buffer if the underlying shares close below the trigger level on the valuation date
Risk           [] Appreciation potential is limited by the maximum leveraged upside payment
Considerations [] Does not provide for current income; no interest payments
               [] Investing in the Dual Directional Trigger PLUS exposes investors to risks associated with investments in securities linked solely to the value of Chinese equity securities;
                  currency exchange rate risk

The Dual Directional Trigger PLUS, or "Trigger PLUS," are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the shares of the
iShares ([R]) FTSE China 25 Index Fund, which we refer to as the underlying shares, have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying shares, subject to the maximum leveraged upside payment. If the underlying shares have depreciated in value but by no more than 20%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline. However, if the underlying shares have depreciated in value by more than 20%, investors will be negatively exposed to the full amount of the percentage decline in the underlying shares and will lose 1% of the stated principal amount for every 1%
of decline, without any buffer. The Trigger PLUS are for investors who seek an equity fund-based return and who are willing to risk their principal and forgo current income and upside above the maximum leveraged upside payment in exchange for the leverage and absolute return features that in each case apply to a limited range of performance of the underlying shares. Investors may lose their entire initial investment in the Trigger PLUS. The Trigger PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium -Term Notes program.
All payments on the Trigger PLUS are subject to the credit risk of Morgan
Stanley. The Trigger PLUS differ from the PLUS described in the accompanying product supplement for PLUS in that the Trigger PLUS offer the potential for a positive return at maturity if the underlying shares depreciate by up to 20%.
The Trigger PLUS are not the Buffered PLUS described in the accompanying product supplement for PLUS. Unlike the Buffered PLUS, the Trigger PLUS do not provide any protection if the underlying shares depreciate by more than 20%, in which case investors will lose a significant portion or all of their investment.

Issuer                              Morgan Stanley
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Shares                   Shares of the iShares([R]) FTSE China 25 Index Fund (FXI)
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                       January , 2015 (approximately 2 years)
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Leverage Factor                     150%
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Trigger Level                       80% of the Initial Share Price
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                 If the Final Share Price is greater than the Initial Share Price: $10 + Leveraged Upside Payment
                                       In no event will the Payment at Maturity exceed the Maximum Leveraged Upside Payment
                                    If the Final Share Price is less than or equal to the Initial Share Price but is greater than or equal to the Trigger Level: $10 + ($10 x Absolute Share Return)
                                       In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1% negative return on the Underlying Shares.
                                    If the Final Share Price is less than the Trigger Level: $10 [] Share Performance Factor
                                       This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 20%, and possibly all, of your investment.
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Leveraged Upside Payment            $10 x Leverage Factor x Share Percent Change
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Share Percent Change                (Final Share Price -- Initial Share Price) / Initial Share Price
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Absolute Share Return               The absolute value of the Share Percent Change. For example, a --5% Share Percent Change will equal a +5% Absolute Share Return.
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Share Price                 The closing value of one Underlying Share on the Pricing Date
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Share Price                   The closing value of one Underlying Share on the Valuation Date times the Adjustment Factor on such date
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Adjustment Factor                   1.0, subject to the adjustment in the event of certain events affecting the Underlying Shares
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                      January , 2015, subject to postponement for non-index business days and certain market disruption events
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Share Performance Factor            Final Share Price / Initial Share Price
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Maximum Leveraged Upside Payment    $12.20 to $12.70 per Trigger PLUS (122% to 127% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the Pricing Date.
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount $10 per Trigger PLUS
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Listing                             The Trigger PLUS will not be listed on any securities exchange.
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for ticketing on Wednesday, January 30, 2013
----------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment. This material was not prepared by the Research Departments of Morgan Stanley Smith
Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and you
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Morgan Stanley

Client Strategy Guide: January 2013 Offerings Page 18

Opportunities in U.S. Equities

Leveraged Performance

Enhanced Trigger Jump Securities based on the S&P 500® Index (SPX)

Strategy Overview	• Opportunity to gain exposure to the S&P 500® Index and provide diversification of underlying asset class exposure • Limited protection against loss and can potentially outperform the underlying index for a certain range of performance of the underlying index due to the fixed percentage if the final index value is **above** 65% of the initial index value
Risk Considerations	✔ All principal is at risk under the terms of the Enhanced Trigger Jump Securities ✔ Full downside exposure to the negative performance of the underlying index if the underlying index declines in value by more than 65% from the pricing date to the valuation date ✔ Does not provide for current income; no interest payments

Enhanced Trigger Jump Securities, which we refer to as the securities, will pay an amount in cash at maturity that may be greater than or less than the stated principal amount depending on the closing value of the underlying index **on the valuation date**. If the closing value of the underlying index on the valuation date is **above** 65% of the initial index value, you will receive, in addition to the principal amount, a return based on the greater of the index percent change and the specified fixed percentage. However, if the closing value of the underlying index on the valuation date **is at or below** 65% of the initial index value, the payment at maturity will be solely based on the index percent change and, therefore, you will be fully exposed to the negative performance of the underlying index over the term of the securities, and you will lose a significant portion or all of your initial investment. The securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the potential of receiving at least the fixed percentage return if the final index value is above the specified downside threshold value. **The payment at maturity may be significantly less than the stated principal amount and could be zero.** The securities are senior unsecured notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	January , 2018 (approximately 5 years)
Payment at Maturity	• If the Final Index Value is ***above*** the Downside Threshold Value, the Index Return Amount will equal: $10 + [the greater of (i) the Index Percent Change and (ii) the Fixed Percentage] • If the Final Index Value is ***at or below*** the Downside Threshold Value, the Index Return Amount will equal: $10 x the Index Percent Change ***In this scenario, the Payment at Maturity will be equal to or less than $6.50 per Stated Principal Amount of securities and could be zero. There is no minimum payment at maturity on the securities.***
Fixed Percentage	20% to 25%. The actual Fixed Percentage will be determined on the Pricing Date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Downside Threshold Value	65% of the Initial Index Value
Maximum Payment at Maturity	There is no maximum payment at maturity.
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Valuation Date
Valuation Date	January , 2018, subject to adjustment for non-index business days and certain market disruption events
Issue Price/Stated Principal Amount	$10 per security
No listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday, January 30, 2013

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

January 2013

Client Strategy Guide: January 2013 Offerings                                 Page 19
                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings Page 20

Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market -linked certificate of deposit, Structured Investments are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Wealth Management or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Wealth
Management or any other broker dealer were not to make a market in Structured
Investments, it is likely that there would be no secondary market for Structured
Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Client Strategy Guide: January 2013 Offerings Page 21

Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Wealth Management and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Wealth Management or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked.
Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally.
Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity

Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the principal amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Principal Amount of the
MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                    January 2013

Morgan Stanley

Client Strategy Guide: January 2013 Offerings Page 22

IMPORTANT INFORMATION AND QUALIFICATIONS:

This material was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC (together with its affiliates hereinafter, "Morgan Stanley Wealth Management," or "the firm"). Morgan Stanley Wealth Management was formed pursuant to a Joint Venture between Citigroup Inc. and Morgan Stanley & Co. LLC ("Morgan Stanley & Co."). This material was not produced by a research analyst of Morgan Stanley & Co., Citigroup Global Markets Inc., ("Citigroup") or Morgan Stanley Wealth Management, although it may refer to a Morgan Stanley & Co., Citigroup, or Morgan Stanley Wealth Management research analyst or report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the aforementioned research departments or others in the firms.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®" and "S&P 500®," SPDR®", "Select Sector SPDR" and "Select Sector SPDRs" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use.

"EURO STOXX 50®" and "STOXX®" are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.

"iShares®" is a registered mark of BlackRock Institutional Trust Company, N.A.

© 2013 Morgan Stanley Smith Barney LLC. Member SIPC.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

January 2013